Exhibit 10.9

LEASE AGREEMENT
FOR IMPROVED PROPERTY

at

AMERICAN ENTERPRISE PARK
BUILDING 400
MORRIS PLAINS, NEW JERSEY

between

BAKER PROPERTIES, L.P.

and

COTY, INCORPORATED
A Subsidiary of
Joh A. Benckiser GmbH

INDEX
to

LEASE OF IMPROVED PROPERTY
for

COTY, INCORPORATED

AMERICAN ENTERPRISE PARK
BUILDING 400
MORRIS PLAINS, NEW JERSEY

Article	Definition	Page

1	Demised Premises	1
2	Term	2
3	Rent	2
4	Improvements	4
5	Use	5
6	Common Areas and Parking	5
7	Covenant of Title and Quiet Enjoyment	6
8	Signs	7
9	Repairs, Maintenance, Alterations	7
10	Damage or Destruction	8
11	Condemnation	9
12	Utilities and Taxes	9
13	Insurance	10
14	Subordination	12
15	Conditional Limitation and Default Provisions	13
16	Termination	13
17	Holding Over	14
18	Commissions	14
19	Inspection of Premises	14
20	Financial Statements	14
21	Indemnification	15
22	Waiver of Trial by Jury	15
23	Recovery of Costs	15
24	Notice	16
25	Successors and Assigns	16
26	Lessor	16
27	Operation & Manner of Use by Lessee	16
28	Shoring	17
29	Lease Modification	18
30	Construction of Lease	18
31	Assignment-Subletting	18
32	Option to Renew	19
33	Lessee’s Right to Terminate	20
	Signature Page	20
	Notary Page	21

AMERICAN ENTERPRISE PARK

LEASE OF IMPROVED PROPERTY

          This Lease made and entered into this 12th day of November, 1992 between Baker Properties Limited Partnership, having its office and principal place of business in Pleasantville, New York, herein after referred to as “Lessor” and Coty, Incorporated, a wholly owned subsidiary of Joh A. Benckiser GmbH, a Corporation, organized and existing under the laws of the State of Delaware, having an office and principal place of business in 235 East 42nd Street, New York, New York 10017, hereinafter referred to as “Lessee”.

W I T N E S S E T H

That the Lessee and Lessor do hereby agree as follows:

1. DEMISED PREMISES

          (a)          Lessor demises and lets to Lessee and Lessee leases and takes from Lessor the grade level space outlined in red on Exhibit “A” attached hereto and made a part hereof, and the mezzanine space outlined in green on Exhibit “A” located above a portion of the grade level space (collectively called “Demised Premises”), consisting of a 15,890 square foot area, which includes a 540 square foot lobby, forming part of a structure erected, constituting part of the Complex, outlined in black on Exhibit “B”, located at American Enterprise Park, 400 American Road, Morris Plains, New Jersey 07950, and consisting of the land and all structures and improvements, now or hereafter located on the land (“Complex”).

          (b)           The location and boundaries of the Complex outlined on Exhibit “B” set forth the general layout of the Complex, but shall not be deemed to be a representation or agreement on the part of the Lessor that the Complex will be as indicated on Exhibit “B”. Lessor reserves the right at any time to change the size, height, layout or location of the building, walks, parking, loading and “Common Areas”, as defined in Article 6A hereof, and/or other areas, now or at any time hereafter forming a part of the Complex; to make alterations or additions to, and to build additional stories and to add buildings to the Complex and to designate other parcels of land to be added to the Complex; and to combine such other parcels including all buildings and improvements thereon, with the Complex.

          (c)          Lessee’s right to use and occupy the Demised Premises during the Term shall include the right to use and occupy an Exclusive Outside Area as outlined in blue on Exhibit “B”. Lessee’s use and occupancy of such Exclusive Outside Area shall be governed by the provisions of Article 6 hereof. Lessee shall have the exclusive right to the use of twenty (20) automobile parking spaces located within the Complex.

          (d)          Lessee’s right to use and occupy the Demised Premises during the Term shall include the right to use, in common with the other tenants of the Complex and their customers, guests, and invitees, the Common Areas of the Complex, excluding Lessee’s lobby which is exclusive to Lessee,, as more fully set forth in Article 6 hereof.

          (e)          Nothing herein contained shall be construed as a grant or demise by Lessor to Lessee of the roof or exterior walls of the Complex or the land below the floor of the Demised Premises, or any part of the Complex exterior to the Demised Premises, or of the Common Areas.

          (f)          Lessor reserves from the Demised Premises the right of reasonable ingress and egress through the Demised Premises to part of the Complex not hereby demised, and also reserves space for pipes, ducts and wires, leading to and from parts of the Complex not hereby demised for the purpose of maintaining the Complex.

2. TERM

          The Term of this Lease shall be for seven (7) years, plus the number of days required to have such Term expire on the last day of a calendar month, commencing on the date defined below and ending, unless sooner terminated, on the last day of the month during which the seventh (7th) anniversary date of the commencement occurs. The Term of this Lease shall commence and Lessee’s obligation to pay the rent and other charges provided for herein shall commence and become due and payable on the date on which a Certificate of Occupancy (temporary or permanent) for the Demised Premises is issued and substantial completion of Lessor’s Work has occurred or on the date when Lessee shall begin to occupy the Demised Premises, whichever is earlier.

          Within fifteen (15) days of commencement of the Term, Lessor and Lessee shall execute and deliver to each other, duplicate originals of a commencement date statement, in recordable form, which shall specify the commencement and expiration dates of the Term (“Commencement Date Statement”), and upon execution the Commencement Date Statement shall be deemed a part of this Lease.

3. RENT

          (a)          Lessee shall pay a Basic Rent during the initial four (4) years of the Term, plus the initial partial month if applicable, in the amount of $88,263 (Eighty-Eight Thousand Two Hundred Sixty-Three Dollars) per year in equal monthly installments of $7,355.20 (Seven Thousand Three Hundred Fifty-Five Dollars and twenty cents). This Basic Rent is calculated on the basis of $5.75 per sq. ft. of floor area in the Demised Premises, excluding the lobby which is free of Basic Rent. The Basic Rent shall be increased at the beginning of the fifth (5th) year. The Basic Rent during the period from the forty-ninth (49th) month through the eighty-fourth (84th) month of the Term shall be related to the Consumer Price Index All Urban Consumers, New York, New York - Northeastern New Jersey and the escalation base for Basic Rent of $88,263.00. The Index as of the first month of the Term shall constitute the Escalation Index. The Escalation Index shall be divided by the Base Index; this shall constitute the percentage increase of the Basic Rent at the beginning of the fifth year. For example, if the Base Index is 120 and the Escalation Index is 150: the Basic

Rent during that fifth, sixth and seventh years of the Term should be (150 / 120 = 125% x $88,263 = $110,329). In no event shall the Basic Rent decline.

                         Notwithstanding the foregoing, the Basic Rent and Lessee’s Share of Complex Operating Costs shall be waived during the initial four (4) months of the Term. Lessee shall pay Basic Rent in advance of the first day of each month of the Term of this Lease, commencing on the first day of the fifth (5th) month of the Term of this Lease or March 1, 1993, whichever is later. If the day on which the Term of this Lease shall commence is other than the first day of the month, then the rent for the initial fraction of the month shall be apportioned. Lessee has paid $7,355.20 (Seven Thousand Three Hundred Fifty-Five Dollars and twenty cents), receipt of which is hereby acknowledged as rent for the first month. All rental payments shall be paid to Lessor at P. O. Box 7777-W4280, Philadelphia, Pennsylvania 19175 or at such other place as Lessor may designate in writing, free of all claims, demands, or offsets of any kind or character.

          If Lessee shall fail to pay when due any installment of Basic Rent, Lessee’s Share of Complex Operating Costs, Lessee’s Share of Real Property Taxes or any other charges to be paid by Lessee hereunder, Lessee shall pay a late charge of $0.02 for each $1.00 which remains unpaid. Such late charge is intended to compensate Lessor for additional expenses incurred by Lessor in processing such late payments and shall be due and payable within five (5) days of billing therefor. Nothing herein shall be intended to violate any applicable law, code or regulation, and in all instances all such charges shall be automatically reduced to any maximum applicable legal rate or charge. Such charge shall be imposed monthly for each late payment.

          (b)          Lessee shall also pay to Lessor, “Lessee’s Share of Complex Operating Costs” (as hereinafter defined) in equal monthly installments based upon Lessor’s reasonable estimate of such Complex Operating Costs. By April 1st of each year, Lessor shall provide Lessee with an accounting of such “Complex Operating Costs” for the prior year, and Lessee shall pay Lessor any balance owing within thirty (30) days. If Lessor has collected in excess of expenses, Lessee shall receive a credit against future payments of Lessee’s Share of Complex Operating Costs.

                         1.          The Basic Rent shall be net to Lessor such that all costs and expenses in connection with the Complex (other than Lessor’s debt service) shall either be paid directly by the various tenants or paid by Lessor and allocated among the various tenants. It is further understood that the only obligations of Lessor to effectuate operation, maintenance and repair of the Complex are those set forth in Article 9 hereof. “Complex Operating Costs” (as herein defined) includes all reasonable costs incurred by Lessor in operating, maintaining and repairing the Complex including, without limitation; the cost of clearing snow and ice; trash, garbage and other refuse removal from Common Areas; the cost and expense of gardening and landscaping; Lessor’s insurance including bodily injury, public liability, property damage liability, fire and extended coverage or all risk insurance covering the Complex, rent insurance; water and sewer charges; repairs to the building and building improvements and other parts of the Complex; restriping parking areas; repair to parking areas; painting; maintenance and repairs of traffic and directional signs and equipment; extermination; electrical, water or other utility charges serving the Common Areas; policing and regulating traffic; structural repairs and roof maintenance; a reserve equal to 8% of the estimated cost for resurfacing the parking area; 5% of all of the foregoing to cover Lessor’s administrative supervision, overhead and general conditions costs; and all other similar costs properly chargeable to such operation, maintenance and repair.

Excluding therefrom only the costs and expenses required of Lessor pursuant to Article 4 (a) 2. hereof.

                         2.          Lessee’s Share of the Complex Operating Costs shall be equal to one-half of the sum of (i) the percentage arrived at by dividing the square footage of the Demised Premises by the total building square footage in the Complex and (ii) the percentage arrived at by dividing the number of parking spaces allocated to Lessee in Article 1 (c) by the number of parking spaces allocated to all tenants in the Complex.

                         3.          As the Complex is presently constituted, the Lessee’s Share of the Complex Operating Costs is 12.25%.

4. IMPROVEMENTS

          (a)          Lessor’s Work

                         1.          The Lessor shall construct the improvements on the Demised Premises, in accordance with the plans and outline specifications described in Exhibit C hereof, which is defined as the “Lessor’s Work”. The Demised Premises shall be substantially completed and ready for occupancy on or before November 1, 1992. Said date shall be extended, however, for the period of any delay encountered by the Lessor because of fire, earthquake, weather conditions, or other acts of God, acts of the public enemy, riots, insurrections, strikes, labor disputes, lockouts, governmental regulations or restrictions, shortages of labor or materials or any other cause beyond the Lessor’s control. Except as provided above, Lessee shall lease the Demised Premises from the Lessor in an “As Is” condition.

                         2.          Lessor’s Warranty: The Lessor hereby warrants the construction of the Demised Premises (i) to be free of defects in workmanship and material, (ii) to be in good working order and (iii) to be in accordance with the specifications for the same. Said warranty shall be in effect for a period of one year from the commencement date of this Lease. During such period and thereafter, if Lessor has not completed corrective work during the period of warranty, the Lessor shall promptly undertake all necessary corrective work at its own cost and expense. The warranty of the Lessor set forth herein shall be predicated and conditioned upon the Demised Premises being used for the purposes intended and not being abused by the Lessee. Any failure with regard to the Demised Premises resulting from conditions beyond the reasonable control of the Lessor during the warranty period, and all acts of omission or intentional acts of Lessee, its agents or employees during such warranty period are excluded from the warranty contained herein. The foregoing warranty and the remedies therefor are exclusive as to any other warranties or remedies and are given by Lessor and accepted by Lessee in lieu of any and all others expressed or implied except as otherwise provided in the Lease and in lieu of any warranty of merchantability and warranty of fitness for a particular purpose.

          (b)          Lessee’s Work

                         1.          Within thirty (30) days following the execution and delivery of this Lease, Lessee shall submit to Lessor, for Lessor’s written approval, which shall not be unreasonably withheld or delayed, at Lessee’s own cost and expense, plans for the Demised Premises, prepared by architects and engineers (where applicable) and others previously approved by Lessor, describing all work (Lessee’s Work), other than Lessor’s Work necessary for the opening and operation of Lessee’s business, including, without limitation, trade fixtures and equipment, lighting fixtures and appliances, and Lessee shall also deliver to Lessor a detailed statement of the cost of Lessee’s Work. Such plans and specifications shall be prepared in, and Lessee’s Work shall be completed in, conformity with all applicable laws, codes, orders, rules, regulations and requirements and Lessor’s approval shall not be a waiver of the foregoing requirement nor impose any liability or responsibility upon Lessor for the legality or adequacy of such plans and specifications.

                         2.          Lessee shall employ in the performance of Lessee’s Work, only such labor as will not cause any controversy with any labor organization, representing trades performing work for Lessor, its contractors and subcontractors, in and about the Complex. All contractors performing work for Lessee shall be subject to Lessor’s prior approval which shall not be unreasonably withheld.

                         3.          Lessee shall be responsible for obtaining all permits from governmental agencies having jurisdiction, prior to the commencement of any Lessee’s Work and all certificates of occupancy and other documents reasonably required by Lessor to evidence completion of Lessee’s Work.

                         4.          Lessee shall cause such contractors employed by Lessee to carry workmen’s compensation insurance in accordance with statutory requirements and comprehensive liability insurance covering such contractors in amounts not less than $l,000,000 single combined limit, which policy shall name Lessor as an additional insured, and Lessee shall submit certificates evidencing such insurance coverage to Lessor prior to the commencement of any work.

5. USE

          The Premises shall be used by Lessee for cosmetic research and development and for general office use and for no other purpose without the written consent of Lessor which consent shall not be unreasonably withheld or delayed. Additionally, Lessee shall not store, stack or place any goods or merchandise outside the building.

6. COMMON AREAS AND PARKING

          (a)          “Common Areas” shall mean all common areas and facilities which may be furnished by Lessor in or near the Demised Premises, the Building, and the Complex for general use in common by all tenants, their agents, employees and customers, including any common parking areas, driveways, pedestrian sidewalks, landscaped and planted areas.

          (b)          “Exclusive Outside Area” shall mean the parking, loading and other outside areas of the Complex as outlined in blue, and designated as “Exclusive Outside Area”, on Exhibit “B”. Subject to the other provisions of this Lease, Lessee, its employees, agents, licensees and invitees shall have the exclusive right to use the Exclusive Outside Area for access to and from the Demised Premises, loading and parking. Notwithstanding the foregoing, Lessor shall have no obligation whatsoever to enforce the exclusive right or to patrol the Exclusive Outside Area. Use of the Exclusive Outside Area shall be at the sole risk of the user; the Lessor shall not be liable for any injury to person or property, or for loss or damage to any vehicle or damage to any vehicle or its contents resulting from theft, collision, vandalism or any other cause whatsoever. Lessee shall cause its personnel and visitors to remove their vehicles from the parking area at the end of a working day. If any vehicle owned by Lessee or by its personnel or visitors remains in the parking area overnight and the same interferes with the cleaning or maintenance of said area (snow or otherwise), any costs and liabilities incurred by Lessor or Lessor’s contractor in removing said vehicle to effectuate cleaning or maintenance, or any damages resulting to said vehicle or to Lessor’s equipment or equipment owned by others by reason of the presence or removal of said vehicle during such cleaning or maintenance shall be paid by Lessee to Lessor, as additional rent, on the rent payment date next following the submission of a bill therefor.

                         Notwithstanding the above, Lessee shall be permitted to park five (5) automobiles overnight and Lessor shall have its cleaning and maintenance contractors work around such automobiles.

          (c)          Lessor shall have the right to modify and enforce reasonable rules and regulations with respect to the Common Areas. Lessor shall have the right in accordance with Article 1 (b) and this Article 6 (c) to change the locations and arrangement of the Common Areas except the Exclusive Outside Area; to enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the Common Areas and Exclusive Outside Areas; to construct surface or elevated parking areas and facilities; to establish and change the level of parking surfaces; to close all or any portion of the Common Areas and the Exclusive Outside Area to such extent as may, in the opinion of Lessor’s counsel, be reasonably necessary to prevent a dedication thereof or the accrual of any rights to any person or to the public therein; to discourage nonpermitted parking; and to do and perform such other acts in and to the Common Areas as, in the exercise of good judgment, Lessor shall determine to be advisable with a view to the improvement of the convenience and use thereof by lessees, their officers, agents, employees and customers, notwithstanding anything in this Article 6 (c) to the contrary, Lessor shall have no obligation whatsoever to take any of the foregoing actions.

          (d)          Neither Lessee nor any of its employees, agents, licensees or invitees shall park any vehicles in, or otherwise obstruct, the Common Areas. Lessee and its employees, agents, licensees, and invitees shall park only in parking spaces as striped in designated parking areas.

7. COVENANT OF TITLE AND QUIET ENJOYMENT

          Lessor covenants with Lessee that Lessor has good right and title to the Complex and good right to lease the Demised Premises in the manner aforesaid. Lessee, upon paying the rent, and subject to all the terms and covenants of this Lease, and subject to the provisions of any mortgage or installment purchase agreement to which this Lease is subordinate shall quietly have and enjoy the Demised Premises during the Term of this Lease without hindrance or molestation by any person.

8. SIGNS

          Lessee shall be permitted to have one sign, not more than 16 square feet in size identifying the Demised Premises. Lessee may request a sign by giving Lessor its requirements as to size, wording and any logo requirements. The purpose of any sign shall be solely for the identification of the Demised Premises and shall not include any advertisement or slogans of any nature. Upon receipt of such request, Lessor shall design a sign for Lessee. All signs shall be of bronzed aluminum with white lettering of a standard type form to be selected by Lessor. Such sign shall be mounted on the ground in close proximity to Lessee’s entrance. Lessee shall bear all costs associated with the fabrication and installation of such sign. Lessee shall have the obligation, at the termination of the Lease, to remove such sign and shall repair and be responsible for any damage to the Complex occasioned by the installation or removal of such sign.

9. REPAIRS, MAINTENANCE, ALTERATIONS

          (a)          Lessee shall at Lessee’s sole cost and expense, keep and maintain all portions of the Demised Premises in a clean, wholesome and sanitary condition and in good order and repair, including, but not limited to plumbing, electrical, heating and air conditioning systems and the entire interior of the Demised Premises Lessee shall obtain a standard service agreement from a reputable mechanical systems service company for the regular service and maintenance of the heating, ventilation and air conditioning systems in the Demised Premises. Lessee shall provide Lessor a copy of such agreement upon Lessor’s request.

          (b)          Lessor agrees to pass on to Lessee, if possible, the benefits of any manufacturer’s warranties on equipment installed by Lessor.

          (c)          Lessee shall not make any alterations or improvements to the Demised Premises without submitting a detailed cost estimate thereof and without the prior written consent of Lessor, which consent will not be unreasonably withheld.

          Lessee and Lessor shall prevent any mechanics lien or obligation from being imposed upon the Complex and will discharge all liens or charges for services rendered or materials furnished immediately after said liens occur or said charges become due and payable.

          (d)          Lessor shall (i) make structural repairs to the exterior walls, common exterior facade, roof and foundation of the building, (ii) maintain the Common Area, and (iii) maintain utility lines, drains and related facilities, serving all tenants in the Complex, (iv) clean the exterior of the building, including glass, and (v) replace any cracked or broken glass. The cost of all of the foregoing shall be included as Complex Operating Costs. Notwithstanding the foregoing, Lessee shall be required to make all repairs resulting from the misuse or neglect by Lessee or any of its employees, agents, contractors, licensees or invitees or customers.

          (e)          Lessor shall have no liability to Lessee by reason of any inconvenience, annoyance, interruption or injury to business arising from Lessor or any tenant (with respect to the Demised Premises) making any repairs or changes or performing maintenance services in the Demised Premises or Complex, unless Lessor is not permitted by this Lease or by law to make such repairs or changes or to perform such services. Lessor shall use its best efforts to perform such work, except in case of emergency, at times reasonably convenient to Lessee and otherwise in such manner and to the extent practical as will not unreasonably interfere with Lessee’s use and occupancy of the Demised Premises. Lessee shall not be entitled to any diminution or abatement of rent or other compensation by reason of any interruption or stoppage unless such interruption or stoppage is within Lessor’s control and continues for more than thirty (30) days.

          (f)          Lessor reserves the right, without being in breach of any covenant of this Lease, to stop or suspend the rendition of any services which Lessor shall perform for so long as may be necessary, by reason of accidents, emergencies, the making of repairs or changes or by reason of “Unavoidable Delays”, which mean any delays due to acts of God, governmental restrictions or guidelines, strikes, labor disturbances, shortages of materials and supplies and for any other causes or events whatsoever beyond Lessor’s reasonable control. In each instance Lessor shall exercise reasonable diligence to eliminate the cause of stoppage and to effect restoration of service and shall give Lessee reasonable notice, when practicable, of the commencement and anticipated duration of such stoppage. Lessee shall not be entitled to any diminution or abatement of rent or other compensation by reason of any interruption or stoppage.

          (g)          If Lessor’s inspection of the Demised Premises reveals that in Lessor’s sole judgment, Lessee has failed to maintain the Demised Premises as required by Article 9(a) and (d) or has made alterations prohibited by Article 9(c), then Lessor shall give Lessee written notice of such violations. If such violations have not been corrected within thirty (30) days of Lessee’s receipt of such notice, Lessor shall have the right to enter the Demised Premises, correct the violation, and charge Lessee the cost of such correction plus twenty percent (20%) for Lessor’s overhead.

10. DAMAGE OR DESTRUCTION

          (a)          If the Demised Premises are damaged by fire or other casualty, the risk of which is covered by the insurance policy described in Article 13, this Lease shall remain in full force and effect and Lessor shall repair or rebuild the Demised Premises, except for Lessee’s leasehold improvements, to substantially the same condition as at the time of such damage. In the case of damage as a result of a risk not covered by the aforesaid insurance, Lessor shall have the option to either rebuild the Demised Premises or terminate this Lease.

          Notwithstanding the foregoing, if more than 30% (thirty percent) of the floor area of the Demised Premises is destroyed and restoration of the Demised Premises cannot be completed within six (6) months of the damage or destruction, Lessee shall have the right to terminate this Lease. Lessee shall provide Lessor with written notice of such termination within twenty-one (21) days of such damage or destruction. In the event the Lessor undertakes the restoration of the Demised Premises and such restoration is not substantially completed within six (6) months of the date of such damage or destruction, Lessee shall be entitled to one (1) day free rent for each day beyond the six month period that the Demised Premises is not restored.

          (b)          The rent payable by the Lessee shall be abated or reduced proportionately during any period in which, by reason of such damage, there is substantial interference with the operation of the business of the Lessee. Such abatement or reduction shall continue for the period commencing with the damage and ending with the completion by the Lessor of such repair and/or reconstruction.

11. CONDEMNATION

          If more than 30% (thirty percent) of the Demised Premises is taken or condemned under the exercise of the power of eminent domain by any public body or if the same is acquired from negotiations in lieu thereof, then Lessee or Lessor, at its option, may terminate this Lease without liability to the other for damages of any kind or nature and Lessee hereby waives any interest it may have in the amount received from the public body. If there is a minor condemnation which does not affect the use of the property for the purpose intended hereunder, there shall be no adjustment in the rent due hereunder. If there is a condemnation which affects Lessee’s use of a portion of the Demised Premises and neither Lessee nor Lessor elects to terminate this Lease, then the rent and other charges provided for herein shall be abated proportionately.

12. UTILITIES AND TAXES

          (a)          The Lessee shall pay all charges for electricity, fuel and other utilities consumed at the Demised Premises during the Term. Lessee shall also pay demand or standby charges which may be charged by such utilities. The Demised Premises shall have separate electric and gas meters and the Lessee shall open accounts directly with such utility companies. Other utilities shall be included in Complex Operating Costs.

          (b)          Lessee shall pay Lessor, throughout the Term, “Lessee’s Share of Real Property Taxes” (as hereinafter defined). Said payment to the Lessor shall be made at the time such “Real Property Taxes” (as herein defined) are due to the taxing authority or, if required by a mortgagee or underlying lessor, on a monthly basis in advance. “Real Property Taxes” shall mean all real estate and ad valorem taxes, assessments, water and sewer charges, school taxes and other governmental impositions and charges which shall be levied, assessed, imposed, or have become due and payable, or liens upon, or arising from the use, occupancy or possession of the Complex or any part thereof (excluding any particular taxes assessed due to the peculiar nature of the occupancy of any tenant). The term Real Property Taxes shall not include (i) any charge, such as a water meter charge and the sewer rent based thereon, which is measured by consumption or (ii) any municipal, state or federal taxes based on net income or any estate, inheritance or transfer taxes or any franchise taxes assessed against or imposed upon Lessor, except to the extent substituted for the then Real Property Taxes. Whether or not Lessor shall take the benefit of the provisions of any statute permitting any assessment for public betterments to be paid over a period of years, Lessor shall, nevertheless, be deemed to have taken such benefit so that the term Real Property Taxes shall include only the current annual installment of any such assessment. Lessor hereby covenants with Lessee that Lessor shall be responsible for paying and shall pay the Real Property Taxes and shall present receipted tax bills to Lessee.

          (c)          Lessee’s Share of Real Property Taxes shall be based upon the number of square feet of finished and unfinished space in the Demised Premises and the tax rate per square foot for finished and unfinished space as calculated below. The tax rate per square foot of unfinished space, expressed in dollars per square foot, shall equal the quotient of: a) the total Real Property Taxes on the Complex divided by the sum of (i) two times the total number of square feet of finished space in the Complex plus (ii) the total number of unfinished square feet in the Complex. The tax rate per square foot of finished space shall be twice the tax rate per square foot of unfinished space.

          Lessee’s Share of Real Property Taxes shall be the dollar amount equal to a) the number of square feet of finished space in the Demised Premises times the tax rate per square foot of finished space plus b) the number of square feet of unfinished space in the Demised Premises times the tax rate per square foot of unfinished space.

          Finished space shall be any space with air conditioning and enhanced lighting or finishes which is used for purposes other than manufacturing, storage or distribution.

Example:

Total sq.ft. of finished space	25,000 s.f.
Total sq.ft. of unfinished space	75,000 s.f.
Total Taxes on Complex	$100,000
Sq.ft. of finished space in Demised Premises	7,000 s.f.
Sq.ft. of unfinished space in Demised Premises	18,000 s.f.

          Tax Rate per sq.ft. of unfinished space = $100,000 / (2 x 25,000 s.f.) + 75,000) = $0.80/s.f.

          Tax Rate per sq.ft. of finished space = $0.80/s.f. x 2 = $1.60/s.f.

Lessee’s Share of Real Property Taxes = (7,000 s.f. x $1.60/s.f.) + (18,000 s.f. x $0.80/s.f.) = $25,600

          As the Demised Premises is to be improved pursuant to Exhibit C, the total area of finished space in the Demised Premises is 15,890 square feet.

          (d)          Lessee at all times shall be responsible for and shall pay, before delinquency, all taxes levied or assessed by any governmental authority on any leasehold interest, any investment of Lessee in the Demised Premises, or any personal property of any kind owned, installed or used by Lessee or on Lessee’s right to occupy the Demised Premises. In the event that Real Property Taxes are not separately assessed or attributable to such additions, the informal decision by the Tax Assessor with respect thereto shall be binding on the parties.

13. INSURANCE

          I.          During the Term of the Lease, Lessor shall carry and maintain the following types of insurance in the amounts specified and Lessee shall reimburse Lessor, Lessee’s Share of all premiums and coverage for insurance as part of the Complex Operating Costs:

                      (a)          Fire and Allied Perils Insurance including extended coverage, vandalism and malicious mischief and “Special Risk of Loss/Special Property Form” insurance covering the Demised Premises against loss or damage by fire, extended coverage, vandalism and malicious mischief, and “special risk of loss” insurance contracts in amounts not less than the Full Replacement Cost of the Demised Premises as specified by Lessor.

                                    Policy shall provide for an agreed amount endorsement which shall suspend the coinsurance provision of the property policy.

                                    “Full Replacement Cost” (as herein defined) shall be construed to mean replacement cost, without regard to depreciation. The Full Replacement Cost shall be determined periodically by the Lessor or by the Mortgagee holding the mortgage on the Demised Premises.

                      (b)          Rent or rental value insurance against loss of rent or rental value due to fire, extended coverage, vandalism and malicious mischief and the “Special Risk of Loss” insurance contracts, and in the amount equal to Basic Rent for the Demised Premises plus the estimated amount of Real Estate Taxes and Complex Operating Costs payable by Lessee for a period of not less than one (1) year from the date of the loss.

                      (c)          Landlord’s Liability Insurance including bodily injury and property damage insuring the Lessor against liability for injury to persons or damage to property occurring in or about the Demised Premises arising out of the ownership, maintenance or use thereof.

                      (d)          A “Difference in Conditions” insurance policy, including flood and earthquake, shall be secured by the Lessor at the option of the Lessor in situations and circumstances where such insurance is required.

          II.          In addition, during the Term of this Lease, Lessee shall carry and maintain for the benefit of the Lessor:

                      (a)          A Boiler and Machinery insurance policy providing Full Replacement Cost coverage on any boilers, vessels, objects, machinery, (including air conditioning equipment) and equipment located within the Demised Premises.

                      (b)          Comprehensive Public Liability Insurance, including bodily injury and property damage on an occurrence basis, insuring the Lessor and Lessee (and naming Lessor as an additional insured) against liability for injury to persons or damage to property occurring in or about the Demised Premises arising out of the ownership, maintenance, or use thereof. The liability under such insurance shall not be less than $5,000,000 for any one person injured or killed and not less than $5,000,000 for any one accident and such insurance shall not be less than $5,000,000 for any property damage per occurrence, either on an individual or on a combined single limit basis.

          In connection with this Article 13, the Lessee shall obtain such insurance from an insurance company or companies acceptable to Lessor and the Lessee shall furnish the Lessor with a Certificate of Insurance indicating the coverage and limits of liability applicable thereto and evidencing the inclusion of the Lessor as an additional named insured under such policy, “As their interests may appear”.

          The “Certificate of Insurance” described above shall contain a thirty (30) day cancellation clause clearly shown therein.

          All policies of insurance (except liability insurance) shall provide by endorsement that any loss shall be payable to the Lessor, Lessee, or any mortgagee as their respective interests may appear.

          In the event any policy recited to this Article 13 shall contain a deductible provisions, said deductible, if incurred, shall be charged to the Complex as a Complex Operating Cost with respect to the coverages enumerated in Article 13. I. or shall be the responsibility of the Lessee with regard to Article 13. II.

          To the extent permitted by the insurance companies furnishing any of the above coverage there shall be a mutual waiver by the Lessor and the Lessee of subrogation so that with respect to any loss which is covered or required by this Lease to be covered by insurance carried by Lessor or Lessee each releases the other from any and all claims with respect to any losses occurring thereunder.

14. SUBORDINATION

          (a)          Lessee agrees that this Lease shall be subordinate to any mortgage, deed of trust or any other hypothecation for security which has been or may be placed on the Demised Premises or any part thereof, and to any and all advances made or to be made thereunder, and to all renewals, replacements and extensions thereof, requested and made by Lessor and such subordination is hereby made effective without any further act to be done by Lessee. Provided, however, in the event any documents including subordination agreements, lease ratification agreements and other necessary documents are required to be signed by Lessee to effectuate the purposes of this Article or the financing or refinancing of the Demised Premises, Lessee does hereby agree to execute all reasonable documents upon written demand by Lessor, and to furnish such financial information as may be required.

          Lessor shall use reasonable efforts to obtain a non-disturbance agreement from any future holder of any mortgage on the Complex. Such non-disturbance agreement shall be in recordable form and shall specify that the mortgage holder will not alter the terms of this Lease or otherwise disturb Lessee’s quiet enjoyment of the Demised Premises as long as Lessee is not in default under the terms of the Lease beyond any applicable periods of notice and grace.

15. CONDITIONAL LIMITATION AND DEFAULT PROVISIONS

          Subject to any contrary provisions of any applicable law, the following shall be conditional limitations of this Lease and events of default:

          (a)          Lessee’s failure to pay Rent, Lessee’s Share of Real Property Taxes or Complex Operating Costs due and payable hereunder, which failure is not cured within ten (10) days after notice of such failure from the Lessor to the Lessee.

          (b)          The nonperformance or violation of the terms and conditions of any other obligations required hereunder by the Lessee, which nonperformance or violation is not cured within thirty (30) days after written notice thereof from the Lessor to Lessee. If such nonperformance or violation cannot be cured within said 30-day period, the same will not be a default if the Lessee exercises due diligence, in the sole discretion of the Lessor, to cure such nonperformance or violation as promptly as possible.

          (c)          Lessee’s abandonment of the Demised Premises for ten (10) days.

          (d)          Lessee’s filing of voluntary bankruptcy proceedings or the making of an assignment for the benefit of creditors, or the filing of an involuntary bankruptcy proceeding, which involuntary proceeding is not terminated and dismissed within sixty (60) days after such filing.

          In the event of such uncured defaults, Lessor may:

          (a)          Terminate this Lease and render it null and void and the Term of this Lease shall expire and all right, title and interest of the Lessee shall expire and terminate as fully and completely as if the default day were the date the Term of this Lease expired, and Lessee will then immediately quit and surrender the Demised Premises to the Lessor.

          (b)          Reenter the Demised Premises and receive rent therefrom.

          (c)          Re-let the Demised Premises and receive rent therefrom.

          (d)          As liquidated damages, accelerate the balance of the rental payments due under the terms of this Lease.

          Lessee shall remain liable for the rent and other charges as provided for herein. Lessee shall also be liable for any repairs or alterations necessary to prepare the Demised Premises for re-letting. Lessee waives any rights to damages against Lessor by reason of any negligent acts taken by Lessor under provisions of this Article after such default.

16. TERMINATION

          Upon the expiration of the Term of this Lease, or any earlier termination thereof, Lessee shall surrender the Demised Premises to Lessor in a clean, wholesome and sanitary condition and in good condition and repair, reasonable wear and tear and insured casualties excepted. All structural alterations and improvements which have been made or installed by Lessee and any and all built-in or replacement fixtures, including all nonportable refrigerated air conditioning equipment, all heating equipment, all electrical fixtures and units together with all conduits and wirings in connection with all of said fixtures, originally installed by Lessee or replaced by Lessee during the Term of this Lease, in or upon or about the Demised Premises, shall be the property of Lessor and shall be surrendered to Lessor without any payment therefor; or, in the alternative, at Lessor’s request, Lessee shall, prior to termination, remove any fixture, machinery or signs that Lessor may designate and otherwise restore the premises to its original condition, reasonable wear and tear and damage by the elements or other casualty excepted. Lessee’s laboratory cabinets, counters, sinks, lighting fixtures on ground floor and laboratory and lighting fixtures as well as other ancillary equipment are specifically excluded from the above.

          Twelve (12) months prior to expiration of the Term of this Lease, Lessor shall have the right to enter the Demised Premises upon reasonable advance notice to Lessee for the purpose of showing same to prospective tenants or purchasers.

17. HOLDING OVER

          In the event Lessee shall hold the Demised Premises after the expiration of the Term hereof, with or without the consent of the Lessor, such holding over shall be deemed to have created a tenancy from month to month, terminable on thirty (30) days notice by either party to the other and subject to all the terms, conditions, covenants and agreements of this Lease, except that rental shall be one and one-half (1½) times the normal rent.

18. COMMISSIONS

          Lessor shall pay any commissions payable with regard to this Lease and any provision hereunder. Lessee represents that Lessee dealt with no broker other than CB Commercial, having an office at 433 Hackensack Avenue, Hackensack, New Jersey 07601- 6382, in connection with the Lease, and accordingly, Lessee agrees to indemnify and hold Lessor harmless from the claim of any other broker with regard to this Lease.

19.     INSPECTION OF PREMISES

          The Lessor or its representatives shall be entitled at reasonable times, and upon reasonable advance notice, to enter the Demised Premises for the purpose of inspecting the same, subject to Lessee’s reasonable security regulations.

20.     FINANCIAL STATEMENTS

          The Lessee shall upon the request of Lessor furnish Lessor published Financial Statements of the Lessee in a form reasonably satisfactory to Lessor. Such statements shall include an income statement, balance sheet and all appropriate footnotes. Audited financial statements shall be provided as available.

21. INDEMNIFICATION

          A.     Lessee agrees that Lessor shall not be liable to Lessee or any other person or persons for or on account of any injury or damage occasioned in or about the Demised Premises, the Complex and the Exclusive Outside Area to persons or property of any nature or sort whatsoever or for or on account of any injury to person or property that may result by reason of any lack of repair of the Complex or improvements thereof, or by reason of the acts of any persons on the Complex or for any other reason whatsoever unless such damage or injury was occasioned by the negligence or willful misconduct of Lessor, its agent, employees or invitees; Lessee agrees to indemnify and hold Lessor harmless from and on account of any and all loss, damage, liability, expense, costs and counsel fees arising out of or resulting from or incurred in connection with the matters herein or before specified and subject to the limitations set forth herein, and from any and all liability arising from any occurrence causing injury to any person or property whomsoever or whatsoever.

          B.     Lessee hereby agrees to handle, store or dispose of any hazardous or toxic waste or substance upon the Demised Premises in compliance with federal, state or local statues, ordinances or regulations. Lessee hereby covenants to indemnify and hold Landlord, its successors and assigns, harmless from any loss, damage, claims, costs, liabilities or clean-up costs arising out of Lessee’s use, handling, storage, or disposal of any such hazardous or toxic wastes or substances on the Demised Premises. Lessee agrees to indemnify Lessor for any and all expenses incurred in connection with, and all liabilities resulting from, any violation of any environmental law, regulation, ordinance or court order pertaining to the Demised Premises arising other than from an action or omission by the Lessor, or its agents, employees or invitees. Lessee shall notify Lessor of all Hazardous Substances (as defined in Article 27.11) handled or stored within the Demised Premises.

          C.     Lessor represents and warrants that the execution of this Lease does not require compliance with the New Jersey Environmental Cleanup Responsibility Act (N.J.S.A. 13:1 K-6 et seq.)

22. WAIVER OF TRIAL BY JURY

          It is mutually agreed between the Lessor and the Lessee that the respective parties hereto shall and do hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Lease; including rents or additional rents, the Lessee’s use or occupancy of the Demised Premises, and/or any claim of injury or damage.

23. RECOVERY OF COSTS

          In the event that any action or proceeding shall be brought for the purpose of determining or enforcing the rights of either party hereunder, the party prevailing in such actions or proceedings shall be entitled to recover from the other party all costs reasonably incurred by the prevailing party in connection with such action or proceeding including reasonable attorney’s fees to be determined by the Court.

24. NOTICE

          Any notice required to be given hereunder shall be mailed by registered or certified mail to Lessor at 485 Washington Avenue, Pleasantville, New York 10570, and to Lessee at Coty, Inc., a subsidiary of Joh A. Benckiser GmbH, 235 East 42nd Street, New York, New York 10017, or at such other place as the parties may designate in writing.

25. SUCCESSORS AND ASSIGNS

          This Lease shall inure to and be binding upon the respective heirs, executors, administrators, successors and assigns of the respective parties.

26. LESSOR

          Lessee shall be confined to and look solely to the estate and interest of Lessor, its successors and assigns, in the Complex and any insurance thereon or the proceeds therefrom, for the collection of any sum due to Lessee for any reason, and no other property or assets of Lessor shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee’s remedies under or with respect to either this Lease, the relationship of Lessor and Lessee hereunder or Lessee’s use and occupancy of the Demised Premises.

27. OPERATION AND MANNER OF USE BY LESSEE

          Lessee shall, at Lessee’s own cost and expense, observe the following rules and regulations:

          1.     keep the inside of all glass in the doors and windows of the Demised Premises clean;

          2.     replace promptly any plate glass of the Demised Premises cracked or broken due to Lessee’s misuse or neglect with glass of like kind and quality;

          3.     keep all garbage, trash, rubbish or refuse in rat-proof containers until removed, which containers shall be supplied by Landlord;

          4.     have all garbage, trash, rubbish or refuse removed on a regular basis;

          5.     keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the Demised Premises, to the extent the same would violate any covenant of quiet enjoyment in any other lessee’s lease;

          6.     comply with all laws, codes, rules, regulations, orders, directives and requirements of all governmental authorities having jurisdiction, and with all codes, rules, regulations, orders, directions, requirements and recommendations of the board of fire underwriters and the fire insurance rating organization having jurisdiction over the area in which the Demised Premises are located or other bodies or agencies now or hereafter exercising similar functions in the area in which the Demised Premises are located, in any way pertaining to the use and occupancy of the Demised Premises by Lessee or pertaining to any signs erected by Lessee outside the Demised Premises, and whether directed to Lessor or Lessee. Notwithstanding the foregoing, Lessee shall not be required to make alterations to the Demised Premises which are not related to Lessee’s particular use of the Demised Premises. If Lessee’s use of toxic, volatile or hazardous materials results in the requirement for modifications to the Demised Premises or the Complex, Lessee shall be responsible for making such modifications;

          7.     not use or occupy the Demised Premises so as to require alterations or additions to be made thereto or to the Complex as a result of any law, code, rule, regulation, order, requirement or directive of any governmental authority having jurisdiction, or any code, rule, regulation, order, requirement, directive or recommendation of the local board of fire underwriters or of the fire insurance rating organization having jurisdiction, or any other body or agency as hereinabove described;

          8.     not disfigure or deface the Demised Premises or the building and not permit or suffer any waste or any nuisance, or allow the Demised Premises to be used for any unlawful purpose;

          9.     not cause or permit any objectionable or noxious odor to emanate or be dispelled from the Demised Premises;

          10.     diligently perform any and all of Lessor’s obligations with respect to compliance with environmental laws, regulations, rules and court orders as they pertain to the Demised Premises and Lessee’s use thereof; and

          11.     not conduct or permit its agents or employees to conduct any operations on the Demised Premises which can reasonably be characterized as refining, producing, storing, handling, transferring, processing or transporting “Hazardous Substances” as such term is defined in NJSA 58: 10-23, 11 b(k), without Lessor’s express prior written consent to each individual type of operation.

28. SHORING

          If an excavation or other substructure work shall be undertaken or authorized upon land adjacent to the Demised Premises, Lessee, without liability on the part of Lessor therefor, shall afford to the person causing or authorized to cause such excavation or other substructure work license to enter upon the Demised Premises for the purpose of doing such work as such person shall deem necessary to protect or preserve any of the walls or structures of the building or surrounding lands from injury or damage and to support the same. Such entry shall be accomplished in the presence of a representative of Lessee. The said license to enter shall be afforded by Lessee without any diminution or abatement of rent on account thereof provided that such entry shall not unreasonably interfere with Lessee’s use of the Demised Premises.

29. LEASE MODIFICATION

          In the event any lending institution funding the Demised Premises or the Complex for the Lessor shall request reasonable modifications of this Lease as a condition of obtaining financing, Lessee will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not adversely affect to a material degree the Lessee’s leasehold interest hereby created or increase the Basic Rent or Lessee’s Share of Complex Operating Costs or change the Term of this Lease or in any way increase Lessee’s obligations hereunder.

30. CONSTRUCTION OF LEASE

          (a)     The remedies available to Lessor under the terms of this Lease shall be cumulative and the exercise of one remedy shall not constitute an election of remedies.

          (b)     This Lease shall be constructed in accordance with the laws of the State of New Jersey.

          (c)     The term Lessor (as used herein) shall mean only the owner for the time of such ownership of the Lessor’s interest in this Lease and such owner and each succeeding owner shall be liable hereunder to the extent as set forth in Article 26 hereof, only with respect to obligations arising during the period of its respective ownership in the Complex.

          (d)     The Lessee agrees not to record this Lease or a notice of the same.

          (e)     If any term or provision of this Lease or the application thereof shall be determined to be invalid or unenforceable, the remainder of this Lease shall be valid and enforceable to the fullest extent of the law.

          (f)     This Lease contains the entire agreement between the parties and no oral statements or representations or prior written matter not contained herein shall have any force or effect. This Lease shall not be modified in any way except by a writing executed by both parties.

31. ASSIGNMENT-SUBLETTING

          Lessee shall not have the right to sublet or transfer (by assignment, or in any other manner (hereinafter referred to as sublet)) this Lease, or mortgage or otherwise encumber the leasehold interest of Lessee without first giving Lessor a written request for such transfer and without first obtaining in each and every instance the previous written consent of the Lessor. Any assignment or hypothecation of the Demised Premises without the written consent of Lessor, shall be null and void. In no event shall Lessee be released from any liability hereunder.

          In the event that Lessee desires to sublet the Demised Premise, in whole or in part, Lessee shall notify Lessor of its intention to do so. Lessor shall have thirty (30) days from the receipt of said notice to cancel this Lease, in which event Lessor shall notify Lessee, and this Lease shall terminate as of the ninetieth (90th) day following Lessee’s notice to Lessor and Lessee shall be relieved of any further liability hereunder. In the event Lessee serves such notice of its intention to sublet upon Lessor and Lessor does not exercise its said option to cancel within said 30-day period and there are no other conditions that might prevent a sublet, Lessee may then solicit sublet proposals for the Demised Premises, in whole or in part, at the then current market rental rate, for Lessor’s approval.

          Market rental shall be defined as mutually agreed between Lessor and Lessee. If Lessor and Lessee cannot agree on the definition of market rental, then the market rental shall be set by an M.A.I. licensed real estate appraiser acceptable to both Lessor and Lessee.

          Upon submission to Lessor by Lessee of a Sublet Agreement for the Demised Premises, in whole or in part, (said Agreement being subject to the Lessor’s written approval, mortgagee’s written approval, and this underlying Lease) executed by and between the Sublessor (and assigns) and Sublessee, Lessor may again at Lessor’s sole option, elect to terminate this Lease as of the effective date of the proposed transfer or sublet by giving Lessee written notice thereof within ten (10) days of Lessee’s submission of said Sublet Agreement to Lessor. In the event that Lessor so elects to terminate this Lease, the same will terminate and Lessee shall be released from liability hereunder for the balance of the Term of this Lease. In the event that Lessor does not notify Lessee within said ten (10) day period of Lessor’s intent to terminate this Lease, then Lessee may enter into such Sublet Agreement with subtenant. In no event, however, shall Lessee be permitted to sublet the Demised Premises at a rental rate less than the then current market rental.

          Notwithstanding the foregoing, Lessee shall be permitted with Lessor’s consent, which shall not be unreasonably withheld but not subject to Lessor’s right of termination as provided in Article 33, to sublet up to 75% (seventy-five percent) of the floor area of the Demised Premises or to sublet the entire Demised Premises for up to 75% of the remaining Term of the Lease.

32. OPTION TO RENEW

          Provided the Lessee is not in default hereunder and the period provided for curing such default has not expired, the Lessee shall have the right to renew the Term of this Lease for one (1) additional term of five (5) years. Lessee shall exercise this renewal option by giving Lessor not less than twelve (12) months prior written notice of its intention to renew the Term of this Lease. Upon receipt by Lessor of such notice, the Term of this Lease shall be deemed to have been extended for the designated term from the expiration of the initial term upon the same terms and conditions, excepting Basic Rent, as during the initial Term hereof.

          The increase in the Basic Rent during the renewal period shall be related to the Consumer Price Index All Urban Consumers, New York, New York - Northeastern New Jersey and the escalation base for Basic Rent of $88,263. The Index as of the first month of the initial Term shall constitute the Base Index. The Index as of the last month of the initial term shall constitute the Renewal Index. The Renewal Index shall be divided by the Base Index; this shall constitute the percentage increase of the Basic Rent during the renewal Term. For example, if the Base Index is 120 and the Renewal Index is 150: the Basic Rent during that renewal Term should be (150 / 120 = 125% x $88,263 = $110,328.75). In no event shall the Basic Rent for the renewal Term be less than $88,263.00.

33. LESSEE’S RIGHT TO TERMINATE

          Provided the Lessee is not in default hereunder and the period provided for curing such default has not expired, the Lessee shall have the right to terminate this Lease during the initial term. Such termination may be made at Lessee’s option and shall be effective on the last day of the month during which the fourth (4th) anniversary date of the commencement occurs. Lessee shall exercise its right of termination by (i) giving Lessor not less than nine (9) months prior written notice of its intention to terminate this Lease, and (ii) at the time of issuance of such notice, paying to Lessor a termination payment equal to $15,000.00 (Fifteen Thousand Dollars).

          IN WITNESS WHEREOF, the parties hereto have executed this instrument the day and year first above written.

LESSOR:

BAKER PROPERTIES
LIMITED PARTNERSHIP

BAKER COMPANIES, INC.
/s/ ILLEGIBLE	Its General Partner

WITNESS
	By:	/s/ Wm. A. Baker, Jr.

WITNESS		Wm. A. Baker, Jr. President

LESSEE:

COTY, INCORPORATED
A subsidiary of
JOH. A BENCKISER GmbH
/s/ ILLEGIBLE

WITNESS

/s/ ILLEGIBLE

WITNESS	By:	/s/ Jerry L. Abernathy

Typed Name:	Jerry L. Abernathy

President

STATE OF NEW YORK		:
	:ss:	Pleasantville
COUNTY OF WESTCHESTER		:

          On the 12th day of November, 1992, before me personally appeared William A. Baker, Jr. to me known and known to me to be the President of Baker Companies, Inc., to me known and known to me to be the General Partner of Baker Properties Limited Partnership, and known to me to be the person described in and who executed the foregoing instrument in the partnership name, and he duly acknowledged the foregoing instrument to be his free act and deed and the free act and deed of said partnership.

/s/ Elaine D. Sirois

NOTARY

ELAINE D. SIROIS
Notary Public, State of New York
Westchester County
Reg. No. 4764212
Commission Expires 7/31/94

STATE OF NEW YORK		:
:ss:
COUNTY OF NEW YORK	:

          On this 22nd day of October, 1992, before me personally came Jerry L. Abernathy to me known, who being by me duly sworn did depose and say that he resides at 235 E. 42nd St. NY, NY that he is the President, of Coty Incorporated, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his (her) name thereto by like order.

/s/ John J. Hammer

NOTARY

JOHN J. HAMMER
NOTARY PUBLIC, State of New York
No. …………………4642517
Qualified in Queens County
Cert. Filed in Queens County
Commission Expires March 30, 1993

EXHIBIT A

[Floor Plan]

EXHIBIT B

[Floor Plan]

2

EXHIBIT C

to

LEASE OF IMPROVED PROPERTY

at
AMERICAN ENTERPRISE PARK
BUILDING 400
MORRIS PLAINS, NEW JERSEY

for

COTY, INCORPORATED

Space is leased “As Is” except for the following improvements:

1.          Lessor will provide one (1) set of double doors on the west end of the building at location of existing exit to allow deliveries of lab equipment to the space.

2.          Lessor will provide a demising wall separating the Demised Premises from the balance of the space in the Complex.

3.          Lessor will provide electrical service and natural gas to the Demised Premises on separate meters to allow Lessee to establish accounts directly with the utility companies.

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED BY:

LESSEE:		LESSOR:

COTY, INCORPORATED		BAKER PROPERTIES LIMITED PARTNERSHIP

A subsidiary of JOH A. BENCKISER GmbH		BAKER COMPANIES, INC. Its General Partner

By:	/s/ Jerry L. Abernathy	By:	/s/ Wm. A. Baker

Wm. A. Baker, Jr. President
Jerry L. Abernathy

Typed Name

President

Title

3

COMMENCEMENT DATE STATEMENT

This Commencement Date Statement is annexed to and forms a part of the Lease Agreement dated the 12th day of November, 1992, between Baker Properties Limited Partnership, as Lessor, and Coty, Incorporated as Lessee, (“Lease”) covering the premises located at 400 American Road, Morris Plains and outlined on marked prints denominated Exhibits “A” and “B” attached to said Lease.

Lessor and Lessee agree that the commencement date for said Lease is November 18, 1992 and Lessee’s obligation to pay the Basic Rent, Lessee’s share of Complex Operating Costs, and Lessee’s share of Real Property Taxes shall commence on March 18, 1993, and that the expiration date of said Lease is November 30, 1999.

LESSOR

BAKER PROPERTIES L.P.
BAKER COMPANIES, INC.
Its General Partner

BY:	/s/ William. A. Baker, Jr.

WILLIAM A. BAKER, JR.
PRESIDENT

DATE:	12/13/92

LESSEE

COTY, INCORPORATED

BY:	/s/ Jerry L. Abernathy

DATE:	11/30/92

FIRST ADDENDUM

          THIS FIRST ADDENDUM made as of this 4th day of February, 1994 between Baker Properties Limited Partnership, a Connecticut limited partnership, having an office at 485 Washington Avenue, Pleasantville, New York 10570 (“Lessor”) and Coty, Incorporated, a wholly owned subsidiary of Joh A. Benckiser GmbH, a Corporation organized and existing under the laws of the State of Delaware, having an office and principal place of business at 235 East 42nd Street, New York, New York 10017 (“Lessee”).

W I T N E S S E T H:

          WHEREAS, Lessor and Lessee previously entered into a Lease Agreement dated November 12, 1992 (“Lease”); and,

          WHEREAS, Lessor shall lease an additional 6,366 square feet of existing adjacent space (as outlined in red on Exhibit A and hereinafter defined as “Additional Space”) in its “As-Is” condition.

          NOW, THEREFORE, in consideration of the mutual covenants herein set forth and for good and valuable consideration, the parties hereby agree to amend the Lease as follows:

          1.          Lessee’s current space of 15,890 square feet is hereby revised to 16,560 square feet for purposes of Lessee’s Share of Complex Operating Costs and Lessee’s Share of Real Estate Taxes.

          2.          Lessor hereby lets to Lessee and Lessee hereby takes and leases from Lessor the Additional Space, which shall hereinafter be made a part of the Demised Premises, thus making the total space in the Demised Premises 22,926 sq. ft.

          3.          Lessee shall have the exclusive right to the use of five (5) additional parking spaces, revising the number of exclusive parking spaces, as stated Lease Article 1(c), to twenty-five (25).

          4.          Effective February 1, 1994, Lessee’s Basic Rent will increase by $35,013.00 (Thirty-Five Thousand Thirteen Dollars and no cents) per annum to $123,276.00 (One Hundred Twenty-Three Thousand Two Hundred Seventy-Six Dollars and no cents) per annum, payable in monthly installments of $10,273.00 (Ten Thousand Two Hundred Seventy-Three Dollars and no cents). Commencing February 1, 1995, Lessee shall pay a Basic Rent of $124,867.50 (One Hundred Twenty-Four Thousand Eight Hundred Sixty-Seven Dollars and fifty cents) per annum in equal monthly installments of $10,405.63 (Ten Thousand Four Hundred Five Dollars and sixty-three cents). Commencing December 1, 1996 through November 30, 1999 (the “Expiration Date” of the initial Term of the Lease), Lessee’s Basic Rent shall be related to the Consumer Price Index All Urban Consumers, New York, New York - Northeastern New Jersey and the escalation base for Basic Rent of $124,867.50. The formula for determining the Basic Rent related to the Consumer Price Index All Urban Consumers, New York, New York - Northeastern New Jersey as defined in Lease Article 3(a) is corrected as follows:

1

          The Index as of the first month of the Term shall constitute the Base Index. The Escalation Index shall be divided by the Base Index; this shall constitute the percentage increase of the Basic Rent commencing December 1, 1996.

          5.          The amount of finished space contained within the Demised Premises referred to in Lease Article 12(c) is hereby revised to 22,926 sq. ft.

          6.          As the Demised Premises is hereby redefined, Lessee’s Share of Complex Operating Costs shall be 16.85% and Lessee’s Share of Real Estate Taxes shall be 29.14%.

          7.          The escalation base for Basic Rent related to the Consumer Price Index All Urban Consumers, New York, New York - Northeastern New Jersey as stated in the second paragraph of Lease Article 32 Option to Renew shall be revised to $124,867.50. In no event shall the Basic Rent for the renewal Term be less than $124,867.50.

          8.          Common Area Corridor (approximately 670 sq. ft.) - Mezzanine Level. For any future renewal options which Lessee may exercise for the Demised Premises, and for as long as the Common Area Corridor on the mezzanine level (shown on Exhibit B) remains as a Common Area Corridor for purposes of legal exiting (and therefore may not be used exclusively by Lessee as rentable area), Lessee shall only be responsible for the payment of Real Estate Taxes and “Common Area Costs” pursuant to the Lease for said Common Area Corridor.

          9.          The penalty for early termination of this Lease as defined in Lease Article 33 is hereby revised to $22,500.00 (Twenty-Two Thousand Five Hundred Dollars and no cents).

          10.          Lessor shall, at its own cost and expense, construct a full height dry wall demising wall as shown on Exhibit A. Lessor shall relocate the existing electrical panel currently in the Additional Space to the adjacent space as shown on Exhibit A to a location acceptable to Lessor. Lessor’s Work shall include making this electrical panel fully operable for use and which work shall also include re-wiring the warehouse lighting for the adjacent space. Lessor shall also extend the building sewer line approximately 60 ft. to the northeast section of the building (as shown on Exhibit A) to a location acceptable to Lessor. Lessee and Lessor shall equally share in the costs of the electrical panel and sewer line relocation up to a maximum cost of $7,000.00 (Seven Thousand Dollars and no cents). Upon the execution of this Amendment, therefore, Lessee will remit to Lessor a maximum of $3,500.00 (Three Thousand Five Hundred Dollars and no cents) as payment towards this Work. Except as provided herein, Lessee shall lease the Additional Space in an “As-Is” condition.

          11.          Lessor shall, upon its review and prior written approval of construction plans submitted from Lessee, grant Lessee the right to install exterior windows, within the Additional Space. This work shall be performed at Lessee’s sole cost and expense.

          12.          Except as otherwise provided herein, all other terms and provisions set forth in the Lease shall continue with the same force and effect as if set forth at length.

          13.          This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

2

          IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year written above.

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED By:

LESSEE:		LESSOR:

COTY, INCORPORATED		BAKER PROPERTIES LIMITED PARTNERSHIP

A wholly owned subsidiary of JOH A. BENCKISER GmbH		BAKER COMPANIES, INC. Its General Partner

By:	/s/ ILLEGIBLE	By:	/s/ Wm. A. Baker, Jr.

Wm. A. Baker, Jr. President

3

EXHIBIT A

[FLOOR PLAN]

4

SECOND ADDENDUM

to

LEASE OF IMPROVED PROPERTY

          THIS AGREEMENT made as of this 10th day of March, 1997 by and between Baker Properties Limited Partnership, having an office and principal place of business at 485 Washington Avenue, Pleasantville, New York (“Lessor”) and Coty US Inc. (formerly known as Coty Inc.), a wholly owned subsidiary of Joh A. Benckiser GmbH, a corporation organized under the laws of the State of Delaware, having an office and principal place of business at 237 Park Avenue (10th Floor), New York, New York 10017 (“Lessee”).

W I T N E S S E T H:

          WHEREAS, Lessor and Lessee previously entered into a written Lease Agreement dated November 12, 1992 (“Master Lease”) which was later modified by an amendment dated February 4, 1994 (“First Addendum”), hereinafter referred to collectively as the “Lease”; and,

          WHEREAS, the Lease provides for the demise from Lessor to Lessee of 22,926 sq. ft. (“Existing Premises”) of space in a building located in American Enterprise Park, at 410 American Road, Morris Plains, New Jersey; and,

          WHEREAS, Lessee desire to increase the size of the Existing Premises by leasing adjacent space of approximately 5,871 sq. ft. (“Additional Space”) as crosshatched in red for ground floor space on Exhibit A thus making the total area 28,796 sq. ft. as outlined on Exhibit A (“Demised Premises”) in red for ground space and in green for mezzanine space; and,

          WHEREAS, Lessee desires to extend the Term of the Lease currently scheduled to expire on November 30, 1999; and,

          WHEREAS, the Lessor desires to lease such Additional Space to Lessee and extend the Term of the Lease.

          NOW THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the parties agree to modify the Lease as of March 1, 1997 (“Expansion Date”) pursuant to the terms and conditions as set forth herein:

          1.          Lessor demises and lets to Lessee and Lessee leases and takes from Lessor the Additional Space which shall hereinafter become the Demised Premises which will consist of 28,797 sq. ft. of finished space and no unfinished space.

          2.          The Term of the Lease shall be extended to June 30, 2000.

          3.          Lessee shall have the exclusive right to use an additional ten (10) automobile parking spaces, revising the number of exclusive parking spaces, as defined in the Master Lease Article 1 (c), to thirty five (35) parking spaces as outlined in blue on Exhibit B.

          4.          The Basic Rent, as defined in Article 3 of the Master Lease, shall be $173,384.76 (One Hundred Seventy-Three Thousand Three Hundred Eighty-Four Dollars and seventy-six cents) per annum payable in equal monthly installments of $14,448.73 (Fourteen Thousand Four Hundred Forty-Eight Dollars and seventy-three cents).

          5.          Per Article 3(b)2 of the Master Lease, Lessee’s Share of Complex Operating Costs shall be 24.22% and per Article 12(c) of the Master Lease Lessee’s Share of Real Property Taxes shall be 35.29%.

          6.          Except as provided herein, Lessee shall lease the Additional Space in an “As Is” condition.

          7.          Article 33 of the Master Lease shall be deleted in its entirety.

          8.          Option to Renew

                       a.          The second paragraph of Master Lease Article 32 (Option to Renew), which was modified by Article 7 of the First Addendum, shall be revised as follows:

                                    i.          The Escalation Base for Basic Rent related to the Consumer Price Index All Urban Consumers, New York New York - Northeastern New Jersey shall be $173,384.76.

                                    ii.          The last sentence of the respective Articles shall be deleted and replaced by the following: In no event shall the Basic Rent for the renewal Term be less than $173,384.76.

                       b.          The Term under the Option to Renew, shall if exercised, commence on the expiration of this Addendum.

          9.          All Exhibits shall be attached and made part of this Agreement.

          10.        Except as otherwise provided for herein, all other terms and provisions set forth in the Lease shall continue with the same force and effect as if set forth herein at length.

          11.        This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first written above.

AGREED TO AND ACCEPTED BY:		AGREED TO AND ACCEPTED BY:

LESSEE:		LESSOR:

COTY US INC.		BAKER PROPERTIES LIMITED PARTNERSHIP BAKER COMPANIES, INC. Its General Partner

By:	/s/ Ralph Macchio 2/12/97	By:	/s/ Wm. A. Baker, Jr.

	Ralph Macchio Vice President		Wm. A. Baker, Jr. President

EXHIBIT A

[Floor Plan]

EXHIBIT B

[Floor Plan]

THIRD ADDENDUM

to

Lease of Improved Property

          This Third Addendum, made as of this 23rd day of January, 2000 between Baker Properties Limited Partnership, a Connecticut Limited Partnership having an office at 485 Washington Avenue, Pleasantville, New York (“Lessor”) and Coty US Inc. (formerly know as Coty Inc.), is a indirectly owned subsidiary of Joh A. Benckiser GmbH, a corporation organized under the laws of the State of Delaware, having an office at 410 American Road, Morris Plains, New Jersey 07950 (“Lessee”).

W I T N E S S E T H:

          WHEREAS Lessor and Lessee previously entered into a Lease Agreement dated November 12, 1992, (“Master Lease”), which said Lease Agreement was later amended by a First Addendum dated February 4, 1994 (“First Addendum”), and further amended by a Second Addendum dated March 10, 1997 (“Second Addendum”), hereby collectively referred to as the “Lease”; and,

          WHEREAS the lease provides for the demise from Lessor to Lessee of a unit of 28,796 sq. ft. in a building located at 410 American Road, Morris Plains, New Jersey (“Demised Premises”); and,

          WHEREAS the Lessee desires to extend the Term of the Lease which is scheduled to expire on June 30, 2000 for an additional five years to June 30, 2005 (“Expiration Date”); and,

          NOW THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the parties hereto agree to amend the Lease as of July 1, 2000 (“Extension Date”) as follows:

1.	The Term of the Lease shall be extended for five years to the Expiration Date.

2.	Lessee’s Basic Rent per Article 3 a of the Master Lease shall be as follows:

From	To	Basic Rent
		Annual	Monthly
07-01-00	12-31-02	$ 251,973.75	$ 20,997.75
01-01-03	06-30-05	$ 266,372.40	$ 22,197.70

payable in equal monthly installments. In addition Lessee shall be responsible for its’ prorata share of all other charges per the terms and conditions of the Lease to include but not limited to Lessee’s share of the Real Property Taxes, Complex Operating Costs and Utilities.

1
Coty US Inc. Addendum 3
Jan. 11, 2000
Coty Add 3.doc

3. Improvements:
a. Except as provided herein, Lessee shall lease the Demised Premises in an “As Is” condition.
b. Lessor shall provide Lessee a “Work Allowance” not to exceed $50,000 to be utilized by Lessee in the planning and performance of tenant improvements to the Demised Premises (“Lessee’s Work”).

                  c. Prior to the commencement of Lessee’s Work, Lessee shall supply to Lessor a copy of the plans and specifications of Lessee’s Work for Lessor’s approval which approval shall not be unreasonably withheld provided, however, that Lessor’s approval shall not be required for Lessee’s Work which is of a nonstructural nature and does not include modifications to the sprinklers or the mechanical systems and costs less than $20,000 to complete.

d. The work as described in this Article 4 shall be performed by Lessee.
e. Payment of Allowance to Lessee:

1. Prior to the commencement of any Lessee’s Work for which Lessee is seeking payment of all or a portion of the Work Allowance, Lessee shall supply to Lessor a copy of the contract(s) for Lessors’ approval, which shall not be unreasonably withheld.

2. Lessor shall reimburse Lessee as follows:

          a. As Lessee’s Work is completed, Lessee shall submit to Lessor an invoice for the cost of said completed work. Such invoice shall include the Contractor invoice for work performed and Lien waivers to the extent permissible by law and a summary of the monies paid to date on the contract(s).

b. Lessor shall pay to Lessee within 30 days of Lessee invoice; the amount requested less 10% retainage.

          c. Upon the completion of the project, Lessor shall pay to Lessee the retainage within 30 days of Lessee’s submittal to Lessor of a final invoice from the Contractor, a Certificate of Occupancy for such work and all final lien waivers from the Contractor.

                  f. Such work shall also be performed in accordance with the terms and conditions of Article 4. (b) of the Master Lease.

          4. Renewal Options

          Provided Lessee is not in default hereunder, Lessee shall have the right to renew the Term of this Lease for two (2) additional terms of five (5) years, which periods shall be designated as the “Renewal Term(s)”. Lessee shall accept the Demised Premises in its “Where Is” and “As-Is” condition for each of said Renewal Term(s). Lessee shall exercise this renewal option by giving Lessor not more than 18 months but not less than twelve- (12) months prior written notice of its intention to renew the Term of this Lease. Upon receipt by Lessor of such notice, the Term of this Lease shall be deemed to have been extended for the designated Renewal Term from the expiration of the current term as defined herein, upon the same terms and conditions as during the Term hereof, except as otherwise provided for herein.

          a. First Five Year Renewal Option (“First Renewal Term” )

The Basic Rent during the First Renewal Term shall be based on the prevailing rental rates for properties of equivalent quality, size, utility and location within Morris County, State of New Jersey, with the length of the Lease Term and credit standing of Lessee herein to be taken into account as of the date of each renewal, but in no event shall the Basic Rent be less than $9.75 per sq. ft. per annum or higher than $16.00 per sq. ft. per annum.

          Within thirty (30) days of Lessor’s receipt of notice of Lessee’s intent to exercise the renewal option, Lessor and Lessee shall agree upon the prevailing rental rate, which will apply to the Basic Rent

2
Coty US Inc. Addendum 3
Jan. 11, 2000
Coty Add 3.doc

during the First Renewal Term. In the event that Lessor and Lessee cannot come to such an agreement, the renewal rate shall be determined as follows:

          Within the next thirty (30) days, Lessor and Lessee shall each select an arbitrator who shall be a real estate broker licensed in the area in which the building is situated and having a minimum of five (5) years experience in leasing industrial and office space. Notice shall be given to the other party of the name of the arbitrator selected. If either Lessor or Lessee fails to appoint such an arbitrator within the allotted time, the arbitrator appointed by the other party shall make the determination of the then prevailing rental rate and this determination shall be final and binding on both parties hereto.

          If both Lessor and Lessee appoint an arbitrator in accordance with the provisions above and the two arbitrators cannot agree upon a prevailing rental rate within thirty (30) days following their appointment, the two arbitrators shall forthwith select a third arbitrator having like qualifications and each of the original arbitrators will immediately submit his or her judgment as to the fair market rent in writing to the third arbitrator. The third arbitrator will choose and decide on one of the two prevailing rental rates submitted by the two original arbitrators within ten (10) days and the selection of the third arbitrator shall be final and binding on both parties. In the event the two arbitrators appointed by the Lessor and Lessee cannot agree upon a third arbitrator, then the third arbitrator shall be appointed by the New Jersey Chapter of the Society of Industrial Realtors. The prevailing rental rate agreed to by the two appointed arbitrators or, if applicable, the prevailing rental rate selected by the third arbitrator, shall be final and binding upon the parties hereto. Lessor and Lessee shall each bear the expense of the respective arbitrator appointed by each and the expense of a third arbitrator, if needed shall be shared equally by both parties. To reiterate in no event shall the Basic Rent be less than $9.75 per sq. ft. per annum or greater than $16.00 per sq. ft. per annum.

          b. Second Five-Year Renewal Option (“Second Renewal Option”). - Based on CPI: The increase in the Basic Rent during the Second Renewal Term shall be related to the Consumer Price Index All Urban Consumers, New York, New York - Northeastern New Jersey and the Escalation Base for Basic Rent shall be the Basic Rent for the First Renewal Term. The Index as of the first month of the First Renewal Term shall constitute the Base Index. The Index as of the last month of the First Renewal Term shall constitute the Renewal Index. The Renewal Index shall be divided by the Base Index; this percentage shall be multiplied by the Escalation Base to determine the Basic Rent during the Second Renewal Term. For example, assume that the Base Index is 120; the Renewal Index is 135; and the Basic Rent during the First Renewal Term is $270,000: The Basic rent for the Second Renewal Term should be (135 / 120 = 1.125% x $270,000 = $303,750). In no event shall the Basic Rent for the Second Renewal Term be less than the Basic Rent during the First Renewal Term.

As part of this Third Addendum, Lessee hereby relinquishes its right to any other rights of renewals not contained in this Third Addendum.

          5.          Right of First Offer.

          Subject to the rights of other tenants in the building, and pursuant to the following, Lessee shall have a one time right to lease in whole and not in part, or unless otherwise agreed to in writing by Lessor and Lessee, all of the “Expansion Space” adjacent to its Demised Premises as delineated on Exhibit A pursuant to the following terms and conditions:

3
Coty US Inc. Addendum 3
Jan. 11, 2000
Coty Add 3.doc

                    Should Lessor receive a bonafide third party offer for all the Expansion Space, Lessor shall notify Lessee in writing (“Lessor’s Notice”) of its intention to lease said Expansion Space to a third party. Within five (5) business days of Lessor’s Notice, Lessee must notify Lessor in writing of its intention to lease all of said Expansion Space at the same Basic Rent and terms and conditions of the Lease on the Demised Premises but in no event shall the Basic Rent be less than the then Fair Market Rate for the Expansion Space as determined in Article 4 a. herein. The Term of the Lease for the Expansion shall not be less than three years. Should Lessee exercise this right, all of said Expansion Space shall be added to Lessee’s Demised Premises and commencement of Basic Rent for the Expansion Space shall occur fifteen (15) days from the date as stated in Article 4a herein. Notwithstanding anything contained herein to the contrary, Lessee shall accept said Expansion Space in its “As-Is” condition and shall be responsible for any improvements for said Expansion Space.

                    If after five (5) business days Lessee has not notified Lessor in writing pursuant to the conditions above, then Lessor may lease all or part of Expansion Space to any third party without any further obligation to Lessee. This Right of First Refusal will, therefore, expire and Lessee shall have no further option to lease the Expansion Space for the remainder of Lessee’s lease term.

                    As part of this Third Addendum, Lessee hereby relinquishes its right to any other expansion option contained in the Lease.

          6.       Except as otherwise provided herein, all other terms and provisions set forth in the Lease shall continue with the same force and effect as if set forth herein at length.

          7.       This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first written above.

AGREED TO AND ACCEPTED BY		AGREED TO AND ACCEPTED BY:

LESSEE:		LESSOR:

COTY US INC.		BAKER PROPERTIES
LIMITED PARTNERSHIP
By: Baker Companies, Inc.
Its General Partner

By:	/s/ Mac Mak	By:	/s/ Philip King 1/28/00

Type Name: Mac Mak			Philip King
Type Title: VP – Corp Development			Vice President

1
Coty US Inc. Addendum 3
Jan. 11, 2000
Coty Add 3.doc

EXHIBIT A

[Floor Plan]

2

FOURTH ADDENDUM

to

Coty US Inc.

Lease of Improved Property

          This Fourth Addendum, made as of this          day of          , 2000 between Baker Properties Limited Partnership, a Connecticut Limited Partnership having an office at 485 Washington Avenue, Pleasantville, New York (“Lessor”) and Coty US Inc. (formerly know as Coty, Inc.), is a indirectly owned subsidiary of Joh A. Benckiser GmbH, a corporation organized under the laws of the State of Delaware, having an office at 410 American Road, Morris Plains, New Jersey 07950 (“Lessee”).

WITNESSETH:

          WHEREAS Lessor and Lessee previously entered into a Lease Agreement dated November 12, 1992, (“Master Lease”), which said Lease Agreement was later amended by a First Addendum dated February 4, 1994 (“First Addendum”), further amended by a Second Addendum dated March 10, 1997 (“Second Addendum”), and further amended by a Third Addendum executed January 23, 2000 hereby collectively referred to as the “Lease”; and,

          WHEREAS the lease provides for the demise from Lessor to Lessee of a unit of 28,797 sq. ft. in a building located at 410 American Road, Morris Plains, New Jersey (“Demised Premises”); and,

          WHEREAS the Lessee desires to extend the Term of the Lease which is scheduled to expire on June 30, 2005 for an additional five years to June 30, 2010 (“Expiration Date”); and,

          NOW THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the parties hereto agree to amend the Lease as of July 1, 2000 (“Extension Date”) as follows:

          1.          The Term of the Lease shall be extended for five years to the Expiration Date.

          2.          Lessee’s Basic Rent (as defined in Article 3 a of the Master Lease) per Article 2 of the Third Addendum shall be revised as follows:

From	To	Basic Rent
		Annual	Monthly
07-01-00	12-31-02	$ 251,973.72	$ 20,997.81
01-01-03	06-30-05	$ 266,372.28	$ 22,197.69
07-01-05	12-31-07	$ 295,169.28	$ 24,597.44
01-01-08	06-30-10	$ 323,966.28	$ 26,997.19

payable in equal monthly installments. In addition Lessee shall be responsible for its’ prorata share of all other charges per the terms and conditions of the Lease to include but not limited to Lessee’s share of the Real Property Taxes, Complex Operating Costs and Utilities.

1
Coty Addendum 4
Bldg. 410 032400 Final

          3.           Improvements: Except as provided herein, Lessee shall lease the Demised Premises in an “As Is” condition.

          4.           Assignment Subletting The following shall replace the Assignment Sublet clause in the Master Lease Article 31.

          (a)          Lessee shall not have the right to sublet or transfer (by assignment, or in any other manner (hereinafter referred to as sublet)) this Lease, or mortgage or otherwise encumber the leasehold interest of Lessee without first giving Lessor a written request for such transfer and without first obtaining in each and every instance the previous written consent of the Lessor. Any assignment or hypothecation of the Demised Premises without the written consent of Lessor, shall be null and void. In no event shall Lessee be released from any liability hereunder.

          (b)          In the event that Lessee desires to sublet the Demised Premises, in whole or in part, Lessee shall notify Lessor of its intention to do so. Lessor shall have thirty (30) days from the receipt of said notice to cancel this Lease, in which event Lessor shall notify Lessee, and this Lease shall terminate as of the ninetieth (90th) day following Lessee’s notice to Lessor and Lessee shall be relieved of any further liability hereunder. Subject to the terms of paragraph (e) herein, in the event Lessee serves such notice of its intention to sublet upon Lessor and Lessor does not exercise its said option to cancel within said 30-day period and there are no other conditions that might prevent a sublet, Lessee may then solicit sublet proposals for the Demised Premises, in whole or in part, at the then current market rental rate, for Lessor’s approval.

          (c)          Market rental shall be defined as mutually agreed between Lessor and Lessee. If Lessor and Lessee cannot agree on the definition of market rental, then the market rental shall be set by an M.A.I. licensed real estate appraiser acceptable to both Lessor and Lessee.

          (d)          Upon submission to Lessor by Lessee of a Sublet Agreement for the Demised Premises, in whole or in part, (said Agreement being subject to the Lessor’s written approval, mortgagee’s written approval, and this underlying Lease) executed by and between the Sublessor (and assigns) and Sublessee, Lessor may again at Lessor’s sole option, elect to terminate this Lease as of the effective date of the proposed transfer or sublet by giving Lessee written notice thereof within ten (10) days of Lessee’s submission of said Sublet Agreement to Lessor. In the event that Lessor so elects to terminate this Lease, the same will terminate and Lessee shall be released from liability hereunder for the balance of the Term of this Lease. In the event that Lessor does not notify Lessee within said ten (10) day period of Lessor’s intent to terminate this Lease, then Lessee may enter into such Sublet Agreement with subtenant. In no event, however, shall Lessee be permitted to sublet the Demised Premises at a rental rate less than the then current market rental.

In the event of a Sublet only Lessor’s right to terminate this Lease under this Article shall apply only to that portion of the Demised Premises being Sublet

2
Coty Addendum 4
Bldg. 410 032400 Final

          (e)           Notwithstanding anything contained herein to the contrary, Lessee shall have the right (which shall not be subject to Lessor’s right of termination) to sublet up to 75% of the Demised Premises. Such right is subject to the following:

          That Lessee is not in default under the terms and conditions of the Lease or if Lessee’s is in a non monetary default and is diligently prosecuting to cure such non monetary default within 90 days of such default, Lessee may Sublet; and,

That such Sublet is not more than 85% of the term of the Lease; and,
Lender’s right of approval.

          All Sublets shall be subject to Lessor’s right to recapture of 50 % of any profit derived from such Sublet by Lessee. Profit for the purpose of this paragraph shall mean the excess of the net rent paid under the Sublet over the net rent paid by Lessee, less brokerage, Lessee’s reasonable attorney’s fees and construction costs related to the Sublet amortized over the life of the Sublet. Such Profit shall be paid to Lessor as additional rent over the term of the Sublet.

          (f)           Nothing contained herein shall be construed to release Lessee of any of its obligations under the terms and conditions of the Lease.

          (g)          Where Lessor’s consent is required per this Article, such consent shall not be unreasonably withheld.

          5. Renewal Options

                         Provided Lessee is not in default hereunder, Lessee shall have the right to renew the Term of this Lease for two (2) additional terms of five (5) years, which periods shall be designated as the “Renewal Term(s)”. Lessee shall accept the Demised Premises in its “Where Is” and “As-Is” condition for each of said Renewal Term(s). Lessee shall exercise this renewal option by giving Lessor not more than 18 months but not less than twelve- (12) months prior written notice of its intention to renew the Term of this Lease. Upon receipt by Lessor of such notice, the Term of this Lease shall be deemed to have been extended for the designated Renewal Term from the expiration of the current term as defined herein, upon the same terms and conditions as during the Term hereof, except as otherwise provided for herein.

a. First Five Year Renewal Option (“ First Renewal Term”)

The Basic Rent during the First Renewal Term shall be based on the prevailing rental rates for properties of equivalent quality, size, utility and location within Morris County, State of New Jersey, with the length of the Lease Term and credit standing of Lessee herein to be taken into account as of the date of each renewal, but in no event shall the Basic Rent be less than $12.25 per sq. ft. per annum or higher than $18.00 per sq. ft. per annum.

          Within thirty (30) days of Lessor’s receipt of notice of Lessee’s intent to exercise the renewal option, Lessor and Lessee shall agree upon the prevailing rental rate, which will apply to the Basic Rent during the First Renewal Term. In the event that Lessor and Lessee cannot come to such an agreement, the renewal rate shall be determined as follows:

          Within the next thirty (30) days, Lessor and Lessee shall each select an arbitrator who shall be a real estate broker licensed in the area in which the building is situated and having a minimum of five (5) years experience in leasing industrial and office space. Notice shall be given to the other party of the name of the arbitrator selected. If either Lessor or Lessee fails to appoint such an arbitrator within the allotted time, the arbitrator appointed by the other party shall make the determination of the then prevailing rental rate and this determination shall be final and binding on both parties hereto.

3
Coty Addendum 4
Bldg. 410 032400 Final

          If both Lessor and Lessee appoint an arbitrator in accordance with the provisions above and the two arbitrators cannot agree upon a prevailing rental rate within thirty (30) days following their appointment, the two arbitrators shall forthwith select a third arbitrator having like qualifications and each of the original arbitrators will immediately submit his or her judgment as to the fair market rent in writing to the third arbitrator. The third arbitrator will choose and decide on one of the two prevailing rental rates submitted by the two original arbitrators within ten (10) days and the selection of the third arbitrator shall be final and binding on both parties. In the event the two arbitrators appointed by the Lessor and Lessee cannot agree upon a third arbitrator, then the third arbitrator shall be appointed by the New Jersey Chapter of the Society of Industrial Realtors. The prevailing rental rate agreed to by the two appointed arbitrators or, if applicable, the prevailing rental rate selected by the third arbitrator, shall be final and binding upon the parties hereto. Lessor and Lessee shall each bear the expense of the respective arbitrator appointed by each and the expense of a third arbitrator, if needed shall be shared equally by both parties. To reiterate in no event shall the Basic Rent be less than $12.25 per sq. ft. per annum or greater than $18.00 per sq. ft. per annum.

          b. Second Five-Year Renewal Option (“Second Renewal Option”). - Based on CPI: The increase in the Basic Rent during the Second Renewal Term shall be related to the Consumer Price Index All Urban Consumers, New York, New York - Northeastern New Jersey and the Escalation Base for Basic Rent shall be the Basic Rent for the First Renewal Term. The Index as of the first month of the First Renewal Term shall constitute the Base Index. The Index as of the last month of the First Renewal Term shall constitute the Renewal Index. The Renewal Index shall be divided by the Base Index; this percentage shall be multiplied by the Escalation Base to determine the Basic Rent during the Second Renewal Term. For example, assume that the Base Index is 120; the Renewal Index is 135; and the Basic Rent during the First Renewal Term is $270,000: The Basic rent for the Second Renewal Term should be (135 / 120 = 1.125% x $270,000 = $303,750). In no event shall the Basic Rent for the Second Renewal Term be less than the Basic Rent during the First Renewal Term.

As part of this Fourth Addendum, Lessee hereby relinquishes its right to any other rights of renewals not contained in this Fourth Addendum.

          6.        Right of First Offer.

                     Subject to the rights of other tenants in the building, and pursuant to the following, Lessee shall have a one time right to lease in whole and not in part, or unless otherwise agreed to in writing by Lessor and Lessee, all of the “Expansion Space” adjacent to its Demised Premises as delineated on Exhibit A pursuant to the following terms and conditions:

                    Should Lessor receive a bonafide third party offer for all the Expansion Space, Lessor shall notify Lessee in writing (“Lessor’s Notice”) of its intention to lease said Expansion Space to a third party. Within five (5) business days of Lessor’s Notice, Lessee must notify Lessor in writing of its intention to lease all of said Expansion Space (“Lessee’s Notice”) at the same Basic Rent and terms and conditions of the Lease on the Demised Premises but in no event shall the Basic Rent be less than the then Fair Market Rate for the Expansion Space as determined in Article 5(a) herein. The Term of the Lease for the Expansion shall not be less than five years. Should Lessee exercise this right, all of said Expansion Space shall be added to Lessee’s Demised Premises and commencement of Basic Rent for the Expansion Space shall occur thirty days (30) days from the date of Lessee’s Notice to lease the Expansion Space. Notwithstanding anything contained herein to the contrary, Lessee shall accept said Expansion Space in its “As-Is” condition and shall be responsible for any improvements for said Expansion Space.

4
Coty Addendum 4
Bldg. 410 032400 Final

                    If after five (5) business days Lessee has not notified Lessor in writing pursuant to the conditions above, then Lessor may lease all or part of Expansion Space to any third party without any further obligation to Lessee. This Right of First Refusal will, therefore, expire and Lessee shall have no further option to lease the Expansion Space for the remainder of Lessee’s lease term.

                    As part of this Fourth Addendum, Lessee hereby relinquishes its right to any other expansion option contained in the Lease.

          7.       Except as otherwise provided herein, all other terms and provisions set forth in the Lease shall continue with the same force and effect as if set forth herein at length.

          8.       This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first written above.

Agreed to and Accepted by:		Agreed to and Accepted by:

LESSEE		LESSOR

Coty Us Inc.		Baker Properties Limited Partnership
By: Baker Companies, Inc.
Its General Partner

By:	/s/ Francis X. Suozzi	By:	/s/ Philip King

Type Name:	Francis X. Suozzi		Philip King

Type Title:	Sr. Vice President,		Vice President

Finance & Corporate Development

5
Coty Addendum 4
Bldg. 410 032400 Final

EXHIBIT A

[Floor Plan]

6

Executed Copy

American Enterprise Park
Morris Plains, New Jersey

Coty US LLC
Fifth Addendum
To
Lease of Improved Property

This Fifth Addendum to Lease of Improved Property (this “Fifth Addendum”) made as of this 1st day of August, 2006 by and between Baker Properties Limited Partnership, 485 Washington Avenue, Pleasantville, New York (“Lessor”) and Coty US LLC (formerly known as Coty US Inc., which was formerly known as Coty, Inc.) a corporation organized under the laws of the State of Delaware having an office and principal place of business at 410 American Road, Morris Plains, New Jersey 07950, hereinafter referred to as “Lessee”.

WITNESSETH:

WHEREAS, Lessor and Lessee previously entered into a written Lease Agreement dated November 12, 1992 (the “Master Lease”), which was amended by a First Addendum dated February 4, 1994 (the “First Addendum”), by a Second Addendum dated March 10, 1997 (the “Second Addendum”), by a Third Addendum dated January 23, 2000 (the “Third Addendum”), by a Fourth Addendum dated March 31, 2000 (the “Fourth Addendum”) (the Master Lease, as amended by the First Addendum, Second Addendum, Third Addendum and Fourth Addendum and as further modified hereby and as the same may be further modified from time to time, is hereinafter referred to as the “Lease”); and,

WHEREAS, The Lease provides for the demise from Lessor to Lessee of 28,797 sq. ft. of space in a building located in American Enterprise Park, at 410 American Road, Morris Plains, New Jersey (“Existing Premises”); and,

WHEREAS, Lessee desires to increase the size of the Demised Premises by leasing adjacent space of approximately 16,410 sq. ft. (the “Additional Space”) as crosshatched on Exhibit A thus making the total area 45,207 sq. ft. (the Existing Premises together with the Additional Space is hereinafter referred to as the “Demised Premises”); and,

WHEREAS, Lessor and Lessee desires to extend the Term of the Lease through and including July 31, 2016.

NOW THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the parties agree to modify the Lease pursuant to the terms and conditions as set forth herein:

          1.          Capitalized Terms. All capitalized words used herein are as defined in the Lease, if not defined herein.

          2.          Additional Space. Effective as of August 1, 2006, Lessor hereby demises and lets to Lessee and Lessee leases and takes from Lessor the Additional Space which shall hereinafter become part of the total Demised Premises under the Lease consisting of 45,207 square feet in the aggregate. Lessee accepts the Additional Space in its “as-is, where-is” condition with all faults and Lessor shall have no obligation to perform any Lessor’s Work with respect to the Additional Space. Accordingly, Section 4(a) of the Master Lease is hereby deleted.

Executed Copy

          3.          Percentage Share. Per Article 3(b)3 of the Master Lease, Lessee’s Share of Complex Operating Costs relating to the Demised Premises shall be changed to 40.62% and per Article 12(c) of the Master Lease, the total area of finished space in the Demised Premises shall be changed to 35,797 square feet.

          4.          Lease Term. The Term of the Lease is hereby extended through and including June 30, 2016.

          5.          Rent. The Basic Rent (as defined in Article 3 of the Master Lease) as modified by Section 3 of the Fourth Addendum shall be modified as follows:

From	To	Basic Rental
		Annual	Monthly
7/1/06	12/31/07	$414,141.78	$34,511.82
1/1/08	6/30/10	$442,938.78	$36,911.57
7/1/10	6/30/11	$481,814.70	$40,151.23
7/1/11	6/30/16	$499,865.70	$41,655.48

payable in equal monthly installments in advance on the first day of each month. Provided that no default then exists under the Lease, Lessee shall receive a rent abatement in the amount of $9,914.38 per month for P the period July 1, 2006 through November 30, 2006. In addition, Lessee shall be responsible for its pro rata share of all other charges per the terms and conditions of the Lease to include but not limited to Lessee’s share of the Real Property Taxes, Complex Operating Costs and Utilities.

          6.          Cross Default. The Lease is hereby modified that it shall be a default under the Lease if Lessee defaults under that certain lease of improved property between Lessor and Lessee dated March 31, 2000 for space in the building located at 118 American Road, Morris Plains, New Jersey 07950 (the “100 Building Lease”).

          7.          Parking. Lessee shall have the exclusive right to use an additional forty (40) parking spaces, revising the number of exclusive parking spaces, as defined in Article 1(c) of the Master Lease, to seventy five (75) parking spaces.

          8.          Work Allowance. Provided Lessee is not then in default under the Lease, Lessor shall provide Lessee with a “Work Allowance” not to exceed $200,000 to be utilized by Lessee in the planning and performance of Lessee improvements to the Demised Premises (“Lessee’s Work”). The Work Allowance will be disbursed to Lessee in accordance with the provisions of Sections 3(c) through 3(f) of the Third Addendum except that the term “Lessee’s Work” as used therein shall be replaced with the Lessee’s Work as defined herein.

          9.          Option to Renew. The Lessee’s options to renew the Lease as established in the Lease including but not limited to Article 5 of the Fourth Addendum are hereby deleted and replaced with the renewal option provision attached hereto as Exhibit B.

          10.          Right of First Offer. The Lessee’s Right of First Offer as established in Article 6 of the Fourth Addendum shall remain in full force and effect except that (i) there shall be no Work Allowance in connection with the Expansion Space and the Expansion Space will be accepted in its then “as-is, where-is” condition and (ii) the Fair Rental Rate for the Expansion Space shall be the Fair Market Rent as determined in accordance with Exhibit B attached hereto and (iii) the Expansion Space shall be as shown on Exhibit C. Any other rights of first offer contained in the Lease are hereby deleted.

          11.          Brokers Lessee and Lessor each warrant to the other that no broker other than CB Richard Ellis (“Broker”) was involved in this transaction and that no commissions are due as part of this Fifth Addendum other than to Broker, which will be paid by Lessor pursuant to a separate agreement.

Executed Copy

Lessee agrees to indemnify Lessor against claims of any third party broker other than Broker for commissions or other compensation due with respect to this Fifth Addendum.

          12.          Insurance. Section II of Article 13 of the Lease is hereby deleted and replaced with the provisions of Exhibit D attached hereto.

          13.          Environmental. The Lease is hereby amended by making the revisions and insertions set forth in Exhibit E annexed hereto:

          14.          Reafffirmation. Tenant hereby ratifies and confirms its obligations under the Lease, as modified by this Fifth Addendum, and represents and warrants to the Landlord that neither Tenant nor Landlord is in default under the Lease. Additionally, Tenant further confirms and ratifies that, as of the date hereof, (a) except as modified in this Fifth Addendum, the Lease is not amended and remains in good standing and in full force and effect, and (b) Tenant has no claims, counterclaims, setoffs or defenses against the Landlord arising out of the Lease or this Fifth Addendum or in any way relating thereto or arising out of any other transaction between Landlord and Tenant.

          15.          Successors and Assigns. Except as modified hereby, the Lease shall remain unmodified and in full effect and this Fifth Addendum shall be binding upon Landlord and Tenant and their respective successors and assigns.

          16.          Inconsistency., Governing Law. If any inconsistency exists or arises between the terms of this Fifth Addendum and the terms of the Lease, the terms of this Fifth Addendum shall prevail. This Fifth Addendum shall be governed by the laws of the State of New Jersey.

          17.          Counterparts. This Fifth Addendum may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

          18.          Voluntary Agreement. Tenant represents that it is represented by legal counsel of its choice or has voluntarily and knowingly proceeded without such representation, that it is fully aware of the terms contained in this Fifth Addendum, and has voluntarily and without coercion or duress of any kind, entered into this Fifth Addendum.

          19.          Prior Agreements. This Fifth Addendum supersedes any prior agreement, whether in writing or oral, delivered to Tenant or any person or entity acting on behalf of Tenant with respect to the matters set forth herein and any such prior agreement is hereby merged into this Fifth Addendum.

          20.          Construction of Agreement. The parties hereto agree that the terms and language of this Fifth Addendum were the result of negotiations between the parties and, as a result, there shall be no presumption that ambiguities, if any, in this Fifth Addendum shall be resolved against any party. Any controversy over the construction of this Fifth Addendum shall be decided neutrally, in light of its conciliatory purposes, and without regard to authorship or negotiation.

          21.          Effectiveness. The Lease, as amended by this Fifth Addendum, shall govern and control the rights and obligations of the Tenant and Landlord from the date hereof through and including the date the Term expires or the Lease terminates according to its terms. Notwithstanding anything herein to the contrary, any rights or obligations of the parties that, by the terms of the Lease, survive the expiration or termination of the Lease, shall survive such expiration or termination.

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Executed Copy

          IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first written above.

AGREED TO AND ACCEPTED BY:

LESSEE:

COTY US LLC.

/s/ Susan Cole	By:	/s/ Ralph Macchio

ATTEST

/s/ Jennifer R. Antola	Ralph Macchio Sr. VP R&D

ATTEST	Type Name & Title

AGREED AND ACCEPTED BY:

LESSOR:

BAKER PROPERTIES
LIMITED PARTNERSHIP

BAKER COMPANIES, INC.
Its General Partner

	By:	/s/ Philip King

ATTEST		Philip King,Vice President

American Enterprise Park
Morris Plains, New Jersey

Coty US LLC
Sixth Addendum
To
Lease of Improved Property

This Sixth Addendum to Lease of Improved Property (this “Sixth Addendum”) made as of this 28th day of January, 2008 by and between Baker-Properties Limited Partnership, 485 Washington Avenue, Pleasantville, New York (“Lessor”) and Coty US LLC, (formally known as Coty US Inc., formerly known as Coty, Inc.), a corporation organized under the laws of the State of Delaware having an office and principal place of business at 410 American Road, Morris Plains, New Jersey 07950, hereinafter referred to as “Lessee”.

WITNESSETH:

WHEREAS, Lessor and Lessee previously entered into a written Lease Agreement dated November 12, 1992 (the “Master Lease”), which was amended by a First Addendum dated February 4, 1994 (the “First Addendum”), by a Second Addendum dated March 10, 1997 (the “Second Addendum”), by a Third Addendum dated January 23, 2000 (the “Third Addendum”), by a Fourth Addendum dated March 31, 2000 (the “Fourth Addendum”), by a Fifth Addendum dated August 1, 2006 (the “Fifth Addendum”), (the Master Lease, as amended by the First Addendum, Second Addendum, Third Addendum, Fourth Addendum and Fifth Addendum and as further modified hereby and as the same may be further modified from time to time, is hereinafter referred to as the “Lease”); and,

WHEREAS, The Lease provides for the demise from Lessor to Lessee of 45,207 sq. ft. of space in a building located in American Enterprise Park, at 410 American Road, Morris Plains, New Jersey (“Demised Premises”); and,

WHEREAS, It was the intent of the parties pursuant to the Fifth Addendum, that the Term of the Lease should expire on the same date as the term of that certain related First Addendum to Lease between Lessor and Lessee at the Demised Premises located at 100 The American Road, Morris Plains, New Jersey;

NOW THEREFORE, in consideration of the mutual covenants herein set forth and for other good and valuable consideration, the parties agree to modify the Lease pursuant to the terms and conditions as set forth herein:

1.	Capitalized Terms. All capitalized words used herein are as defined in the Lease, if not defined herein.

2.	Lease Term. The Term of the Lease is hereby extended for one additional month through and including July 31, 2016 at the same rent as for June, 2016.

3.

Successors and Assigns. Except as modified hereby, the Lease shall remain unmodified and in full effect and this Sixth Addendum shall be binding upon Landlord and Tenant and their respective successors and assigns.

4.

Inconsistency: Governing Law. If any inconsistency exists or arises between the terms of this Sixth Addendum and the terms of the Lease, the terms of this Sixth Addendum shall prevail. This Sixth Addendum shall be governed by the laws of the State of New Jersey.

5.	Counterparts. This Sixth Addendum may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one and the same document.

6.

Voluntary Agreement. Tenant represents that it is represented by legal counsel of its choice or has voluntarily and knowingly proceeded without such representation, that it is fully aware of the terms contained in this Sixth Addendum, and has voluntarily and without coercion or duress of any kind, entered into this Sixth Addendum.

7.

Prior Agreements. This Sixth Addendum supersedes any prior agreement, whether in writing or oral, delivered to Tenant or any person or entity acting on behalf of Tenant with respect to the matters set forth herein and any such prior agreement is hereby merged into this Sixth Addendum.

8.

Effectiveness. The Lease, as amended by this Sixth Addendum, shall govern and control the rights and obligations of the Tenant and Landlord from the date hereof through and including the date the Term expires or the Lease terminates according to its terms. Notwithstanding anything herein to the contrary, any rights or obligations of the parties that, by the terms of the Lease, survive the expiration or termination of the Lease, shall survive such expiration or termination.

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first written above.

LESSEE:

COTY US INC.

/s/ Susan Cole	By:	/s/ Ralph Macchio

ATTEST

/s/ Jennifer R. Antola	Ralph Macchio CSO and Sr. VP Global R&D

ATTEST	Type Name & Title

AGREED AND ACCEPTED TO:

LESSOR:

BAKER PROPERTIES
LIMITED PARTNERSHIP

BAKER COMPANIES, LLC
Its General Partner
By:

ATTEST	Philip King; Vice President